Exhibit 99.1

Neurologix Appoints Director

FORT LEE, N.J. (Feb 22, 2010) – Neurologix, Inc. (OTCBB:NRGX), a biotechnology company engaged in the development of innovative therapies for the brain and central nervous system, today announced that Reginald L. Hardy has been appointed as a director of the company to fill a vacancy on its Board of Directors. Mr. Hardy has extensive experience in the pharmaceutical and drug industries and currently serves as President of Concordia Pharmaceuticals, Inc., an anti-cancer drug development company that he founded.

Neurologix recently announced completion of all planned surgeries in its Phase 2 clinical trial of the Company’s gene transfer approach to the treatment of advanced Parkinson’s disease and expects to announce initial efficacy results from such trial in the middle of this year.

Dr. Martin J. Kaplitt, the company’s Chairman, stated that “Reg’s significant experience in the drug and pharmaceutical industries, together with his management and business background, will be invaluable to the company as we prepare for a Phase 3 pivotal trial for our Parkinson’s product.” Mr. Hardy’s initial term will expire at the Company’s 2010 Annual Meeting of Stockholders and he has been nominated for election for another term at the 2010 Annual Meeting of Stockholders.

About Neurologix

Neurologix, Inc. (OTCBB: NRGX) is a clinical-stage biotechnology company dedicated to the discovery, development, and commercialization of life-altering gene transfer therapies for serious disorders of the brain and central nervous system. Neurologix’s therapeutic approach is built upon the groundbreaking research of its scientific founders and advisors, whose accomplishments have formed the foundation of gene therapy for neurological illnesses. The Company’s current programs address such conditions as Parkinson’s disease, epilepsy and Huntington’s disease, all of which are large markets not adequately served by current therapeutic options. For more information, please visit the Neurologix website at http://www.neurologix.net.

Cautionary Statement Regarding Forward-Looking Statements

This news release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words “expects,” “promises,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company’s management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:

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The Company is still in the development stage and has not generated any revenues. From inception through September 30, 2009, it incurred net losses and negative cash flows from operating activities of approximately $44.9 million and $34.5 million, respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

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At September 30, 2009, the Company had cash and cash equivalents of approximately $11.8 million, which management believes will be sufficient to fund the Company’s operations through at least September 30, 2010. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders. If the Company is unable to secure additional funding in the near future, its ability to continue as a going concern may be in doubt.

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The Company will need to conduct future clinical trials for treatment of Parkinson’s disease using the Company’s NLX technology. If the trials prove unsuccessful, future operations and the potential for profitability will be materially adversely affected and the business may not succeed.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information about factors that could cause results to differ materially from management’s expectations is found in the section entitled “Risk Factors” in the Company’s 2008 Annual Report on Form 10-K. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company’s expectations.

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Neurologix
Marc Panoff, 201-592-6451
Chief Financial Officer, Treasurer and Secretary
marcpanoff@neurologix.net
or
Kureczka/Martin Associates
Joan Kureczka, 415-821-2413 (Media)
Jkureczka@comcast.net